EXHIBIT A TO SEVERANCE AGREEMENT

                               GENERAL RELEASE

         WHEREAS, Leon Kopyt (hereinafter "Employee") has been employed by RCM Technologies, Inc. ("Company") in the capacity of Chief Executive Officer, President and Chairman of the Board of Directors;

         WHEREAS, the Employee and the Company have previously entered into a Severance Agreement, dated as of June 10, 2002 (the "Severance Agreement"), an Amended and Restated Employment Agreement dated November 30, 1996 (the "Employment Agreement"), and a Second Amended and Restated Termination Benefits Agreement dated March 18, 1997 (the "Change In Control" or "CIC Agreement");

         WHEREAS, the Employee and the Company desire to terminate the Employee's employment;

         IT IS HEREBY AGREED by and between Employee and the Company as follows:

1. Employee agrees that by entering into this Agreement, he RELEASES AND FOREVER DISCHARGES the Employer and its subsidiaries, affiliates, successors and assigns, and their present and former officers, directors, shareholders, representatives and employees, in their individual and representative capacities and any employee benefit plans maintained by the Employer (a "Benefit Plan") (hereinafter referred to collectively as "RELEASEES") from all causes of action, suits, claims, charges and complaints, of any kind, that Employee has or may have against the Employer relating to his employment with the Employer and arising on or before the date of this Agreement, whether known or unknown, asserted or unasserted, and whether before courts, administrative agencies or other forums wherever situated. Employee acknowledges that this release includes, but is not limited to, any claims for discrimination on the basis of race, color, sex, national origin, religion, disability, age, martial status and veteran status pursuant to any applicable federal and/or state statutes, such as Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Worker Benefit Protection Act of 1990, the Family and Medical Leave Act of 1993, the Pennsylvania Human Relations Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, the American with Disabilities Act of 1990, as well as all wage claims of any kind, common law claims of any kind and express or implied contract claims of any kind. This release also includes any claims for severance benefits under the terms of any employee benefit plan arrangement or agreement maintained by the Employer except that this release shall not affect, and Employee hereafter fully retains, any and all of his rights to (a) severance payments and benefits under the Severance Agreement, the Employment Agreement, the CIC Agreement, and all current and future Stock Option Agreements; and (b) to benefits fully earned prior to his date of termination under the terms of any applicable benefit plan maintained by the Employer.

Nothing contained in this Agreement constitutes an admission by the Employer as to the violation of any law, or breach of any duty, contract or agreement, expressed or implied.

2. In full consideration of Employee's execution of this release, and his agreement to be legally bound by its terms, the Company agrees, beginning upon the 7th day following Employee's execution of this agreement or 30 days after Employee's termination, whichever is later, to provide Employee with those payments or benefits to which he is entitled under Section 2 of the Severance Agreement.

3. Except as set forth in Paragraph 1 above, it is expressly agreed and understood that the Company does not have, and will not have, any obligation to provide Employee at any time in the future with any additional payment or consideration for this release other than those set forth in paragraph 2 above.

4. The parties hereto acknowledge that the undertakings of each of the parties herein are expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth herein.

5. Employee agrees and acknowledges that the agreement by the Company, described herein, is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by the Company and that this release is made voluntarily to provide an amicable conclusion of his employment relationship with the Company.

6. Employee agrees, covenants and promises that, except as to the portions of this release already publicly disclosed as of the relevant date, he has not communicated or disclosed, and will not hereafter communicate or disclose, the terms of this release to any persons with the exception of members of his immediate family, his attorney, and his accountant or tax advisor, each of whom shall be informed of this confidentiality obligation and shall be bound by its terms.

7.       Employee hereby certifies that:

7.1      He has read the terms of this release and understands its terms;

7.2      He has been informed by the Company, through this document, that he
          should discuss this release with an    attorney of his own choice;

7.3 He has the intention of releasing all claims recited herein in exchange for the consideration described herein, which he acknowledges as adequate and satisfactory to him; and

7.4 Neither the Company nor any of its agents, representatives or attorneys has made any representations to Employee concerning the terms or effects of this release other than those contained herein.

8. Employee acknowledges that he has been informed that he has the right to consider this release for a period of at least 21 days prior to entering into this release. He further acknowledges that he has the right to revoke this release within seven (7) days of its execution by giving written notice of such revocation by hand delivery or fax to the Company, Attention Chief Financial Officer.

9. This release may not be amended, modified or revised except by a writing signed by all the parties expressly stating that it amends this release. This release may be executed, including by facsimile, in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10. Each term and provision of this release constitutes a separate undertaking, covenant or promise. In the event that any term or provision hereof is determined to be unenforceable, invalid, or illegal in any respect, the remaining terms and provisions shall continue to be enforceable and valid. Moreover, if any term or provision hereof shall, for any reason, be held to be excessively broad as to time, duration, activity, scope or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted by the applicable law of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing release this 10th day of June, 2002.

WITNESS:
        ---------------------------- ------------------------------------
                                     Leon Kopyt


                                     RCM Technologies, Inc.



WITNESS:                             BY:
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